Exhibit 10.1
SUPPLEMENTAL INDEMNIFICATION AGREEMENT
     SUPPLEMENTAL INDEMNIFICATION AGREEMENT (this “Agreement”), made and executed as of                     , 2009, by and between Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P”), Eagle Rock Energy GP, L.P., a Delaware limited partnership (“GP”), Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership,” and collectively with G&P and GP, the “Company”), and                     , an individual resident of the State of                      (the “Indemnitee”).
WITNESSETH:
     WHEREAS, the Company is aware that, to induce and to retain highly competent persons to serve G&P as directors or officers or in other capacities, the Company must provide such persons with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of G&P as to itself, on behalf of and as general partner of GP, or on behalf of and as general partner of the Partnership;
     WHEREAS, the Company recognizes that the increasing difficulty in obtaining directors’ and officers’ liability insurance, the increasing cost of such insurance and the general reductions in coverage of such insurance have made attracting and retaining such persons more difficult;
     WHEREAS, the Company recognizes the substantial increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;
     WHERAS, the Second Amended and Restated Limited Liability Company Agreement of G&P (the “LLC Agreement”) and the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “LP Agreement) contain indemnification provisions for the benefit of Indemnitees, as defined therein, which include members of the Board of Directors and officers of G&P;
     WHEREAS, the Company recognizes that although the indemnification provisions in the LLC Agreement and in the LP Agreement provide appropriate levels of indemnification, this Agreement is intended to supplement the indemnification provisions provided in the LLC Agreement and the LP Agreement;
     WHEREAS, the Board of Directors of G&P has determined that it is in the best interests of G&P’s member that the Company act to assure such persons that there will be increased certainty of such protection and the process and procedures by which an Indemnitee seeks indemnification for acts involving the Company; and
     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law and to provide an express process and procedure for seeking indemnification so that they will continue to serve G&P as to itself, as general partner of GP and, ultimately, as general partner of the Partnership free from undue concern.

AGREEMENT:
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:
     1. DEFINITIONS. For purposes of this Agreement and if not otherwise defined herein, the following terms shall have the meanings set forth below:
     (a) “Disinterested Director” shall mean a director of G&P who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.
     (b) “Expenses” shall include all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Proceeding or establishing the Indemnitee’s right of entitlement to indemnification for any of the foregoing.
     (c) “Independent Counsel” shall mean a law firm of at least 100 attorneys or a member of a law firm of at least 100 attorneys that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee or any affiliate thereof in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.
     (d) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Company or any other person, that the Indemnitee in good faith believes could lead to any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.
     2. SERVICE BY THE INDEMNITEE. The Indemnitee agrees to serve or to continue to serve as a director or officer of G&P, on behalf of itself and as general partner of GP and, ultimately, as general partner of the Partnership, and will discharge his/her duties and responsibilities to the best of his/her ability so long as the Indemnitee is duly elected and appointed in accordance with the provisions of G&P’s Certificate of Formation (the “Certificate”), the LLC Agreement, and the Delaware Limited Liability Company Act, as amended (the “DLLCA”), or until his/her earlier death, retirement, resignation or removal. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law), in which event this Agreement shall continue in full force and effect after such resignation. Additionally, this Agreement shall remain in full force and effect after the death, retirement or removal of the Indemnitee. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of G&P or as a director of G&P, or affect the right of G&P to terminate, in G&P’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment or position as a director, in each case, subject to any contractual rights of the Indemnitee existing otherwise than under this Agreement.
     3. INDEMNIFICATION. The Company shall indemnify the Indemnitee and advance Expenses to the Indemnitee as provided in this Agreement to the fullest extent permitted by the Certificate, the LLC Agreement in effect as of the date hereof and the DLLCA or other applicable law in effect on the date hereof and to any greater extent that the LP Agreement, the DLLCA, the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), or applicable law may in the future from time to time permit. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid hereunder to the Indemnitee:
     (a) on account of conduct of the Indemnitee which is adjudged in a final adjudication by a court of competent jurisdiction from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 12, if Indemnitee elects to seek such arbitration, to have been knowingly fraudulent or to constitute conduct not in good faith or willful misconduct, or in the case of a criminal matter, to have been knowingly unlawful;
     (b) in any circumstance where such indemnification is expressly prohibited by applicable law in effect as of the date of this Agreement or subsequently determined to be prohibited by applicable law;
     (c) with respect to liability for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, LLC Agreement provision or other agreement (other than this Agreement), except in respect of any liability in excess of payment under such insurance, clause, LLC Agreement provision or other agreement; or
     (d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
     4. ACTIONS OR PROCEEDINGS OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE COMPANY. The Indemnitee shall be entitled to the indemnification rights provided in this Agreement if the Indemnitee was or is a party or is threatened to be a party to any Proceeding other than a Proceeding by or in the right of the Company, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of G&P, specifically, or the Company, in general, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, or is or was serving at the request of G&P, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against all judgments, penalties (including, but not limited to, excise and similar taxes) and fines against the Indemnitee, and all Expenses, liabilities and amounts paid in settlement which were actually and reasonably incurred by, or in the case of retainers to be incurred by, the Indemnitee or on Indemnitee’s behalf in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof).
     5. ACTIONS BY OR IN THE RIGHT OF THE COMPANY. The Indemnitee shall be entitled to the indemnification rights provided in this Agreement if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of G&P, GP, or the Partnership to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of G&P, specifically, or the Company, in general, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, or is or was serving at the request of G&P, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, as a director, officer, employee, agent or fiduciary of another entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in any such capacity. Pursuant to this Section 5, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers to be incurred by, him/her in connection with such Proceeding (including, but not limited to the investigation, defense or appeal thereof); provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to G&P, GP or the Partnership in a final adjudication by a court of competent jurisdiction from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 12, if Indemnitee elects to seek such arbitration, unless and only to the extent such court or tribunal shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court or tribunal shall deem proper.
     6. GOOD FAITH DEFINITION. For purposes of this Agreement, the Indemnitee shall be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe the Indemnitee’s conduct was unlawful, if such action was based on any of the following: (a) the records or books of the account of the Company or other enterprise, including financial statements; (b) information supplied to the Indemnitee by the officers of the Company or other enterprise in the course of his/her duties; (c) the advice of legal counsel for the Company or other enterprise; or (d) information or records given in reports made to the Company or other enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or other enterprise. The provisions of this Section 6 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the

Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
     7. INDEMNIFICATION FOR EXPENSES OF WITNESS. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of G&P, specifically, or the Company, in general, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, or is or was serving at the request of G&P, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, as a witness or other similar participant in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection therewith to be paid by G&P, within 15 days of receipt by G&P of a statement from Indemnitee requesting such payment and detailing such expenses.
     8. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the judgments, penalties and fines and Expenses and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with the investigation, defense, appeal or settlement of such Proceeding described in Sections 4 and 5 hereof, but is not entitled to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such judgments, penalties and fines and Expenses and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers to be incurred by, the Indemnitee to which the Indemnitee is entitled. For purposes of this Section 8 and without limitation, the termination of any claim, issue, or matter in such a Proceeding described herein (a) by dismissal, summary judgment, judgment on the pleading, or final judgment, with or without prejudice, or (b) by agreement without payment or assumption or admission of liability by Indemnitee, shall be deemed to be a successful determination or result as to such claim, issue or matter.
     9. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.
     (a) To obtain indemnification under this Agreement, the Indemnitee shall submit to G&P a written request, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether the Indemnitee is entitled to indemnification. The Secretary of G&P shall, promptly upon receipt of a request for indemnification, advise the Board of Directors that the Indemnitee has requested indemnification. Any Expenses incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Company.
     (b) Upon written request by the Indemnitee for indemnification pursuant to Sections 4 and 5 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if requested by Indemnitee, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (ii) if not so requested, (A) by the Board of Directors of G&P, by a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum consisting of Disinterested Directors is not obtainable or if a majority vote of a quorum consisting of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The Independent Counsel shall be selected by the Board of Directors of G&P. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by G&P of a written request for indemnification. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 15 days after such determination.
     (c) The Indemnitee shall be entitled to indemnification hereunder without a separate determination by or on behalf of the Company pursuant to Section 9(b) hereof, with respect to any Proceeding and/or any claim, issue, or matter with respect thereto: (i) which is resolved by agreement without any payment or assumption or admission of liability by the Indemnitee; or (ii) as to which a final decision on the merits has been made by the court or other body with jurisdiction over that Proceeding, in which the Indemnitee was not determined to be liable with respect to such claim, issue, or matter asserted against the Indemnitee in the Proceeding, or (iii) as to which a court or arbitrator determines upon application that, despite such a determination of liability on the part of the Indemnitee, but in view of all the circumstances of the Proceeding and of the Indemnitee’s conduct with respect thereto, the Indemnitee is fairly and reasonably entitled to indemnification for such judgments, penalties, fines, amounts paid in settlement, and Expenses as such court or arbitrator shall deem proper; provided, however, such decision shall have been rendered in or with respect to the Proceeding for which the Indemnitee seeks indemnification under this Agreement.
     10. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
     (a) In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to full indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. Neither the failure of the Board of Directors (or such other person or persons empowered to make the determination of whether the Indemnitee is entitled to indemnification) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor any determination thereby that Indemnitee has not met such applicable standard of conduct, shall be a defense or admissible as evidence in any Proceeding for any purpose or create a presumption that Indemnitee has acted in bad faith or failed to meet any other applicable standard of conduct.
     (b) If the Board of Directors or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by G&P of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification, a prohibition of indemnification under applicable law in effect as of the date of this Agreement, or a subsequent determination that such indemnification is prohibited by applicable law. The termination of any Proceeding described in Sections 4 or 5 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee acted in bad faith or in a manner which he/she reasonably believed to be opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.
     11. ADVANCEMENT OF EXPENSES. Subject to applicable law, all reasonable Expenses actually incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with any Proceeding shall be paid by the Company in advance of the final disposition of such action, suit or Proceeding, if so requested by the Indemnitee, within 15 days after the receipt by G&P of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such Expenses shall include those incurred, or in the case of retainers to be incurred, in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company pursuant to this Agreement or otherwise. The form of Written Affirmation is attached as Exhibit A hereto. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured, and shall be accepted without reference to financial ability to make repayment.
     12. REMEDIES OF THE INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR FAILURE TO ADVANCE EXPENSES. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if Expenses are not advanced pursuant to Section 11, the Indemnitee shall be entitled to a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator chosen by the Indemnitee and approved by G&P, which approval shall not be unreasonably withheld or delayed. If the Indemnitee and G&P do not agree upon an arbitrator within 30 days following notice to G&P by the Indemnitee that it seeks an award in arbitration, the arbitrator will be chosen pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration will be conducted pursuant to the rules of the AAA and an award shall be made within 60 days following the filing of the demand for arbitration. The arbitration shall be held in Houston, Texas. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial Proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or Section 10 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all reasonable Expenses actually incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).
     13. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify G&P in writing of the commencement thereof. The omission by the Indemnitee to so notify G&P will not relieve the Company from any liability that it may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Company may suffer material prejudice by reason of such failure. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to G&P of the commencement thereof:
     (a) The Company will be entitled to participate therein at its own expense.
     (b) Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After prior written notice from the Company to the Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after such notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Company, or (iii) the Company shall not in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.
     (c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without its prior written consent, which consent shall not be unreasonably withheld. The Company shall not be required to obtain the consent of the Indemnitee to settle any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability. The Company shall have no obligation to indemnify Indemnitee under this Agreement with regard to any judicial award issued in a Proceeding, or any related Expenses of Indemnitee, if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding, except to the extent the Company was not materially prejudiced thereby.
     (d) If, at the time of the receipt of a notice of a claim pursuant to this Section 13, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.
     The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.
     14. OTHER RIGHTS TO INDEMNIFICATION. The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the LLC Agreement or Certificate of G&P, the LP Agreement of the Partnership, or other governing documents of any direct or indirect wholly-owned subsidiary of G&P or the Partnership, any vote of the members of G&P or Disinterested Directors, any provision of law or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its LLC Agreement or Certificate or cause any amendment to the LP Agreement to occur the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.
     15. DIRECTOR AND OFFICER LIABILITY INSURANCE. The Company shall, from time to time, make the good faith determination whether it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company, and any direct or indirect wholly-owned subsidiary of the Company, with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Indemnitee is covered by similar insurance maintained by a direct or indirect wholly-owned subsidiary of the Company. However, the Company’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify its officers and directors under this Agreement or otherwise. In all policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of G&P’s directors, if the Indemnitee is a director; or of G&P’s officers, if the Indemnitee is not a director of G&P, but is an officer. The Company agrees that the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Company hereunder with respect to the amount of such payment.
     16. INTENT. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to and supplemental to any other rights the Indemnitee may have under the Certificate, LLC Agreement, LP Agreement, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under G&P’s Certificate, LLC Agreement, LP Agreement, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. To the extent there is any conflict between this Agreement and either the LLC Agreement and/or the LP Agreement with respect to any right or obligation of any party hereto, the terms of this Agreement shall control; provided, however, the foregoing shall not apply to a reduction of any right of the Indemnitee.
     17. ATTORNEY’S FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.
     18. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     19. EFFECTIVE DATE. The provisions of this Agreement shall cover claims or Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 4 and 5 hereof, for all acts of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to G&P, specifically, or the Company, in general.
     20. GROSS-UP FOR TAXES. In the event any payment of indemnity to an Indemnitee under this Agreement shall be deemed to be income for federal, state or local income, excise or other tax purposes, then the Company shall pay to the Indemnitee, in addition to any amount for indemnification provided for herein, an amount equal to the amount of taxes for which such Indemnitee shall become liable (with offset for any deductions which such Indemnitee may have that are related to the indemnification amount but without offset for any other deductions which such Indemnitee may have that are not related to the indemnification amount), promptly upon receipt from such Indemnitee of a request for reimbursement of such taxes together with a copy of such Indemnitee’s tax return, which shall be maintained in strictest confidence by the Company. Any such tax gross-up payment shall be paid to Indemnitee within 60 days following receipt by G&P of Indemnitee’s request and tax return, which shall be received by G&P no later than the end of the calendar year next following the calendar year in which Indemnitee remits the related taxes; provided, however, that in the event Indemnitee is audited by the Internal Revenue Service, the deadline for receipt by G&P of Indemnitee’s request and tax return shall be extended to the end of three calendar years (plus the time length of any audit extensions requested by the Internal Revenue Service) next following the calendar year in which Indemnitee remits the related taxes.
     21. DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten years after the Indemnitee has ceased to occupy any of the positions or have any relationships described in Sections 4 and 5 of this Agreement, (b) the final termination of all Proceedings to which the Indemnitee may be subject by reason of the fact that he/she is or was a director, officer, employee, agent or fiduciary of G&P, specifically, or the Company, in general, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, or is or was serving at the request of G&P, or any of the Partnership’s direct or indirect wholly-owned subsidiaries, or is or was serving at the request of G&P, specifically, or the Company, in general, as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by the Indemnitee in any such capacity or (c) the expiration of all statutes of limitations applicable to possible Proceedings to which the Indemnitee may be subject arising out of the Indemnitee’s positions or relationships described in Sections 4 and 5 of this Agreement. The indemnification provided under this Agreement shall continue as to the Indemnitee even though he/she may have ceased to be a director or officer of G&P, specifically, or the Company, in general, or any of the Partnership’s direct or indirect wholly-owned subsidiaries. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
     22. DISCLOSURE OF PAYMENTS. Except as required by any federal securities laws or other federal or state law, neither party hereto shall disclose any payments under this Agreement unless prior approval of the other party is obtained.
     23. CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such event(s) and/or transaction(s). If such contribution constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance thereunder (“Section 409A”), as determined by the Company, such contribution shall be paid to Indemnitee (or Indemnitee’s estate in the event of death) upon the earlier of (a) Indemnitee’s “separation from service” (as defined by the Company in accordance with Section 409A), (b) Indemnitee’s death, (c) Indemnitee’s becoming “disabled” (as defined in Section 409A), (d) the occurrence of an “unforeseeable emergency” (as defined in Section 409A), or (e) a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company (as defined in Section 409A).
     24. IRC SECTION 409A. This Agreement is intended to comply with Section 409A (as defined in Section 23 of this Agreement) and any ambiguous provisions will be construed in a manner that is compliant with the application of Section 409A. If (a) Indemnitee is a “specified employee” (as such term is defined by the Company in accordance with Section 409A) and (b) any payment payable upon “separation from service” (as such term is defined by the Company in accordance with Section 409A) under this Agreement is subject to Section 409A and is required to be delayed under Section 409A because Indemnitee is a specified employee, that payment shall be payable on the earlier of (i) the first business day that is six months after Indemnitee’s “separation from service,” (ii) the date of Employee’s death, or (iii) the date that otherwise complies with the requirements of Section 409A. This Section shall be applied by accumulating all payments that otherwise would have been paid within six months of Indemnitee’s separation from service and paying such accumulated amounts on the earliest business day which complies with the requirements of Section 409A. For purposes of Section 409A, each payment or amount due under this Agreement shall be considered a separate payment, and Indemnitee’s entitlement to a series of payments under this Agreement is to be treated as an entitlement to a series of separate payments.
     25. SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.
     26. COUNTERPARTS. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

     27. CAPTIONS. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     28. ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement, along with the LLC Agreement and the LP Agreement, interpreted as described in Section 16 hereof, constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment to this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.
     29. NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (c) delivered by facsimile transmission on the date shown on the facsimile machine report:
(a)	If to the Indemnitee to:

At the Indemnitee’s current address as shown in the Company’s records.

(b)	If to the Company, to:

Eagle Rock Energy G&P, LLC 16701 Greenspoint Park Dr., Suite 200 Houston, Texas 77060 Facsimile: (281) 408-1302 Attn: Board of Directors
or to such other address as may be furnished to the Indemnitee by G&P or to G&P by the Indemnitee, as the case may be.
     30. GOVERNING LAW. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

G&P: EAGLE ROCK ENERGY G&P, LLC:
By:
Name:
Title:

GP: EAGLE ROCK ENERGY GP, L.P.
By:	EAGLE ROCK ENERGY G&P, LLC,
its general partner

By:
Name:
Title:

THE PARTNERSHIP: EAGLE ROCK ENERGY PARTNERS, L.P.
By:	EAGLE ROCK ENERGY GP, L.P.,
its general partner

By:	EAGLE ROCK ENERGY G&P, LLC,
its general partner

By:
Name:
Title:

INDEMNITEE:

EXHIBIT A
[DATE]
The Board of Directors of Eagle Rock Energy G&P, LLC
     as general partner and on behalf of Eagle Rock Energy GP, L.P.
     as general partner and on behalf of Eagle Rock Partners, L.P.
1415 Louisiana Street
The Wedge Tower
Suite 2700
Houston, Texas 77002
Ladies and Gentlemen:
     Pursuant to Section 11 (“Advancement of Expenses”) of that certain Indemnification Agreement, dated                     , by and among Eagle Rock Energy G&P, LLC, a Delaware limited liability company, Eagle Rock Energy GP, L.P., a Delaware limited partnership, Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Company”), and me (the “Indemnification Agreement”), I request that the Company pay in advance the reasonable expenses incurred by me in the defense of a Proceeding (as such term is defined in the Indemnification Agreement). I also request that the Company pay in advance the reasonable expenses incurred by me in the defense of any other Proceeding, as such term is defined in the Indemnification Agreement, arising from substantially the same matters that are in the original Proceeding in which I am named as a defendant by reason of the fact that I am or was an officer or member of the Board of Directors of the Company or its affiliates.
     In relation to the request made above, I believe, in good faith, that I have met the standard of conduct necessary for indemnification under the Indemnification Agreement, and I hereby undertake to repay to the Company, immediately and upon demand, any expenses (including attorneys’ fees) paid by it to me or on my behalf in advance of the final disposition of the above-described Proceedings, if it shall ultimately be determined that I am not entitled to be indemnified by the Company pursuant to the Indemnification Agreement or otherwise.

Sincerely,
Printed Name: